EXHIBIT 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND YEAR END 2008 RESULTS

-Net Revenue Decreases 7% in 2008-

SANTA MONICA, CALIFORNIA, February 26, 2009 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2008.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). The results of our outdoor operations are presented in discontinued operations within the statements of operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Net revenue	$52,762	$62,514	(16)%	$232,335	$250,046	(7)%
Operating expenses (1)	35,226	36,119	(2)%	144,510	143,875	0%
Corporate expenses (2)	4,414	4,669	(5)%	17,117	17,353	(1)%
Consolidated adjusted EBITDA (3)	13,948	22,283	(37)%	74,104	91,779	(19)%
Free cash flow (4)	$3,532	$13,064	(73)%	$26,572	$50,383	(47)%
Free cash flow per share, basic and diluted (4)	$0.04	$0.13	(69)%	$0.29	$0.49	(41)%
Income (loss) from continuing operations	$(134,126)	$26,114	NM	$(484,007)	$40,040	NM
Net loss applicable to common stockholders	$(136,483)	$(47,051)	190%	$(487,937)	$(43,117)	NM
Net income (loss) per share from continuing operations applicable to common stockholders, basic and diluted	$(1.56)	$0.26	NM	$(5.34)	$0.39	NM
Net loss per share applicable to common stockholders, basic and diluted	$(1.58)	$(0.48)	229%	$(5.39)	$(0.42)	NM
Weighted average common shares outstanding, basic	86,185,661	98,806,107		90,560,685	102,382,307
Weighted average common shares outstanding, diluted	86,185,661	99,276,283		90,560,685	103,020,657

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended December 31, 2008 and 2007, respectively and $1.4 million and $1.1 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2008 and 2007, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss, gain (loss) on sale of assets and gain on debt extinguishment.
(2)	Corporate expenses include $0.5 million and $0.5 million of non-cash stock-based compensation for the three-month periods ended December 31, 2008 and 2007, respectively and $1.9 million and $1.9 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2008 and 2007, respectively.
(3)	Consolidated adjusted EBITDA means operating income (loss) plus (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, gain on debt extinguishment, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes (gain) loss on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, gain on debt extinguishment, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and includes syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss of sales of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation, net interest expense, gain on debt extinguishment, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate, loss from discontinued operations and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

Entravision Communications

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our fourth quarter results reflect the continuing impact of the global financial crisis and the recession, resulting in an advertising downturn. We are continuing to focus on debt reduction and are committed to further reducing our costs and operating as efficiently as possible in order to maximize our cash flows, without sacrificing the quality of our content or marketing efforts. Our audience shares remain strong in the nation’s most densely populated Hispanic markets.”

The Company also announced that it repurchased 3.3 million shares of Class A common stock for approximately $4.2 million in the fourth quarter of 2008. The Company repurchased 12.1 million shares of Class A common stock for approximately $50.4 million in 2008. The Company’s Board of Directors has approved the retirement of all treasury stock repurchased as of December 31, 2008, and a total of 14.1 million treasury shares were retired on December 31, 2008.

Impairment of Television and Radio Segment Intangibles

In the fourth quarter of 2008, the Company recorded an impairment charge of $170 million, primarily related to television and radio FCC broadcasting licenses and goodwill as a result of an appraisal recently conducted on certain television and radio assets. For the 2008 year, the Company recorded an impairment charge of $610 million, primarily related to television and radio FCC broadcasting licenses and goodwill.

Financial Results

Cautionary Note Regarding Preliminary Quarterly Results

In connection with the preparation of our financial statements for the three- and twelve-month periods ended December 31, 2008, we are currently in the process of finalizing the provision for income taxes, which we intend to complete in time to permit a timely filing of our annual report for the period ended December 31, 2008.

Entravision Communications

Three Months Ended December 31, 2008 Compared to Three Months Ended December 31, 2007

(Unaudited)

	Three Months Ended December 31,
	2008	2007	% Change
Net revenue	$52,762	$62,514	(16)%
Operating expenses (1)	35,226	36,119	(2)%
Corporate expenses (1)	4,414	4,669	(5)%
Depreciation and amortization	6,227	5,572	12%
Impairment charge	170,436	—	NM

Operating income (loss)	(163,541)	16,154	NM
Interest expense, net	(14,943)	(17,266)	(13)%
Gain on debt extinguishment	9,813	—	NM

Loss before income taxes	(168,671)	(1,112)	NM
Income tax benefit	34,538	27,295	27%

Net income (loss) before equity in net loss of nonconsolidated affiliates and discontinued operations	(134,133)	26,183	NM
Equity in net income (loss) of nonconsolidated affiliates	7	(69)	NM

Net income (loss) before discontinued operations	(134,126)	26,114	NM
Loss from discontinued operations, net of tax	(2,357)	(73,165)	(97)%

Net loss	$(136,483)	$(47,051)	190%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $52.8 million for the three-month period ended December 31, 2008 from $62.5 million for the three-month period ended December 31, 2007, a decrease of $9.7 million. Of the overall decrease, $6.0 million came from our television segment and was primarily attributable to a decrease in local and national advertising sales and advertising rates, which in turn was primarily due to the continuing weak economy. Additionally, $3.7 million of the decrease came from our radio segment and was primarily attributable to a decrease in local advertising sales and advertising rates as a result of the continuing weak economy, partially offset by revenue associated with the expansion of our radio division in Orlando.

Operating expenses decreased to $35.2 million for the three-month period ended December 31, 2008 from $36.1 million for the three-month period ended December 31, 2007, a decrease of $0.9 million. The decrease was primarily attributable to a decrease in expenses associated with the decrease in net revenue.

Corporate expenses decreased to $4.4 million for the three-month period ended December 31, 2008 from $4.7 million for the three-month period ended December 31, 2007, a decrease of $0.3 million. The decrease was attributable to the elimination of bonuses paid to executive officers.

The Company recorded an impairment charge of $170 million, primarily related to television and radio FCC broadcasting licenses and goodwill as a result of an appraisal recently conducted on certain television and radio assets for the three-month period ended December 31, 2008.

Entravision Communications

Twelve Months Ended December 31, 2008 Compared to Twelve Months Ended December 31, 2007

(Unaudited)

	Twelve Months Ended December 31,
	2008	2007	% Change
Net revenue	$232,335	$250,046	(7)%
Operating expenses (1)	144,510	143,875	0%
Corporate expenses (1)	17,117	17,353	(1)%
Depreciation and amortization	23,412	22,565	4%
Impairment charge	610,456	—	NM

Operating income (loss)	(563,160)	66,253	NM
Interest expense, net	(41,199)	(44,596)	(8)%
Gain on debt extinguishment	9,813	—	NM

Income (loss) before income taxes	(594,546)	21,657	NM
Income tax benefit	110,705	18,047	NM

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates and discontinued operations	(483,841)	39,704	NM
Equity in net income (loss) of nonconsolidated affiliates	(166)	336	NM

Net income (loss) before discontinued operations	(484,007)	40,040	NM
Loss from discontinued operations, net of tax	(3,930)	(83,157)	(95)%

Net loss	$(487,937)	$(43,117)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $232.3 million for the twelve-month period ended December 31, 2008 from $250.0 million for the twelve-month period ended December 31, 2007, a decrease of $17.7 million. Of the overall decrease, $10.4 million came from our television segment and was primarily attributable to a decrease in local and national advertising sales and advertising rates, which in turn was primarily due to the continuing weak economy. Additionally, $7.3 million of the decrease came from our radio segment and was primarily attributable to a decrease in local advertising sales and advertising rates as a result of the continuing weak economy, partially offset by revenue associated with the expansion of our radio division in Orlando.

Operating expenses increased to $144.5 million for the twelve-month period ended December 31, 2008 from $143.9 million for the twelve-month period ended December 31, 2007, an increase of $0.6 million. The increase was primarily attributable to expenses associated with the expansion of our radio division in Orlando, an increase in rating services and an increase in rent and utility expense, partially offset by a decrease in expenses associated with the decrease in net revenue.

Corporate expenses decreased to $17.1 million for the twelve-month period ended December 31, 2008 from $17.4 million for the twelve-month period ended December 31, 2007, a decrease of $0.3 million. The decrease was attributable to the elimination of bonuses paid to executive officers.

The Company recorded an impairment charge of $610 million, primarily related to television and radio FCC broadcasting licenses and goodwill for the twelve-month period ended December 31, 2008.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended December 31,
	2008	2007	% Change
Net Revenue
Television	$33,410	$39,380	(15)%
Radio	19,352	23,134	(16)%

Total	$52,762	$62,514	(16)%
Operating Expenses (1)
Television	$21,082	$22,112	(5)%
Radio	14,144	14,007	1%

Total	$35,226	$36,119	(2)%
Corporate Expenses (1)	$4,414	$4,669	(5)%
Consolidated adjusted EBITDA (1)	$13,948	$22,283	(37)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2008 fourth quarter results on February 26, 2009 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Christian Nery
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2008	2007	2008	2007
Net revenue (including related parties of $0, $165, $182 and $615)	$52,762	$62,514	$232,335	$250,046

Expenses:
Direct operating expenses (including related parties of $2,873, $3,048, $11,455 and $12,180) (including non-cash stock-based compensation of $171, $75, $633 and $431)	24,543	25,179	100,801	99,608
Selling, general and administrative expenses (including non-cash stock-based compensation of $215, $143, $794 and $678)	10,683	10,940	43,709	44,267
Corporate expenses (including non-cash stock-based compensation of $517, $470, $1,926 and $1,884)	4,414	4,669	17,117	17,353
Depreciation and amortization (includes direct operating of $4,912, $4,362, $18,344 and $17,700; selling, general and administrative of $1,000, $1,003, $3,991 and $4,007; and corporate of $315, $207, $1,077 and $858) (including related parties of $580, $580, $2,320 and $2,320)	6,227	5,572	23,412	22,565
Impairment charge	170,436	—	610,456	—

	216,303	46,360	795,495	183,793

Operating income (loss)	(163,541)	16,154	(563,160)	66,253
Interest expense (including related parties of $43, $58, $199 and $257)	(15,498)	(18,184)	(43,093)	(49,405)
Interest income	555	918	1,894	4,809
Gain on debt extinguishment	9,813	—	9,813	—
Income (loss) before income taxes	(168,671)	(1,112)	(594,546)	21,657
Income tax benefit	34,538	27,295	110,705	18,047
Income (loss) before equity in net income (loss) of nonconsolidated affiliate and discontinued operations	(134,133)	26,183	(483,841)	39,704
Equity in net income (loss) of nonconsolidated affiliate	7	(69)	(166)	336
Income (loss) from continuing operations	(134,126)	26,114	(484,007)	40,040
Loss from discontinued operations, net of tax	(2,357)	(73,165)	(3,930)	(83,157)
Net loss applicable to common stockholders	$(136,483)	$(47,051)	$(487,937)	$(43,117)
Basic and diluted earnings per share:
Net income (loss) per share from continuing operations applicable to common stockholders, basic and diluted	$(1.56)	$0.26	$(5.34)	$0.39

Net loss per share from discontinued operations, basic and diluted	$(0.03)	$(0.74)	$(0.04)	$(0.81)
Net loss per share applicable to common stockholders, basic and diluted	$(1.58)	$(0.48)	$(5.39)	$(0.42)
Weighted average common shares outstanding, basic	86,185,661	98,806,107	90,560,685	102,382,307

Weighted average common shares outstanding, diluted	86,185,661	99,276,283	90,560,685	103,020,657

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net loss	$(136,483)	$(47,051)	$(487,937)	$(43,117)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,227	5,572	23,412	22,565
Impairment charge	170,436	—	610,456	—
Deferred income taxes	(34,653)	(26,152)	(112,190)	(18,589)
Amortization of debt issue costs	157	101	459	404
Amortization of syndication contracts	628	720	2,883	1,798
Payments on syndication contracts	(705)	(851)	(2,840)	(1,830)
Equity in net (income) loss of nonconsolidated affiliate	(7)	69	166	(336)
Non-cash stock-based compensation	903	688	3,353	2,993
Gain on debt extinguishment	(9,813)	—	(9,813)	—
Change in fair value of interest rate swap agreements	8,001	10,200	11,648	17,667
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	7,508	3,098	11,156	(4,015)
Decrease in prepaid expenses and other assets	903	1,327	803	84
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,860)	120	(6,065)	(938)
Effect of discontinued operations	957	75,039	(1,273)	86,579

Net cash provided by operating activities	11,199	22,880	44,218	63,265

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	—	17	101,498	37
Purchases of property and equipment and intangibles	(3,458)	(12,687)	(16,873)	(26,177)
Purchase of a business	—	—	(22,885)	—
Deposits on acquisitions	—	—	(200)	—
Distribution from nonconsolidated affiliate	—	250	—	250
Effect of discontinued operations	—	(347)	(194)	(1,610)

Net cash provided by (used in) investing activities	(3,458)	(12,767)	61,346	(27,500)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	561	785	7,353
Payments on long-term debt	(56,666)	(11,272)	(67,702)	(13,692)
Repurchase of Class U common stock	—	—	(10,380)	—
Repurchase of Class A common stock	(4,299)	(15,561)	(50,837)	(61,006)
Excess tax benefits from exercise of stock options	(56)	(573)	(81)	—

Net cash used in financing activities	(61,021)	(26,845)	(128,215)	(67,345)

Net decrease in cash and cash equivalents	(53,280)	(16,732)	(22,651)	(31,580)
Cash and cash equivalents:
Beginning	117,574	103,677	86,945	118,525

Ending	$64,294	$86,945	$64,294	$86,945

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$13,948	$22,283	$74,104	$91,779
Interest expense	(15,498)	(18,184)	(43,093)	(49,405)
Interest income	555	918	1,894	4,809
Gain on debt extinguishment	9,813	—	9,813	—
Income tax benefit	34,538	27,295	110,705	18,047
Amortization of syndication contracts	(628)	(720)	(2,883)	(1,798)
Payments on syndication contracts	705	851	2,840	1,830
Non-cash stock-based compensation included in direct operating expenses	(171)	(75)	(633)	(431)
Non-cash stock-based compensation included in selling, general and administrative expenses	(215)	(143)	(794)	(678)
Non-cash stock-based compensation included in corporate expenses	(517)	(470)	(1,926)	(1,884)
Depreciation and amortization	(6,227)	(5,572)	(23,412)	(22,565)
Impairment charge	(170,436)	—	(610,456)	—
Equity in net income (loss) of nonconsolidated affiliates	7	(69)	(166)	336
Loss from discontinued operations	(2,357)	(73,165)	(3,930)	(83,157)

Net loss	(136,483)	(47,051)	(487,937)	(43,117)
Depreciation and amortization	6,227	5,572	23,412	22,565
Impairment charge	170,436	—	610,456	—
Deferred income taxes	(34,653)	(26,152)	(112,190)	(18,589)
Amortization of debt issue costs	157	101	459	404
Amortization of syndication contracts	628	720	2,883	1,798
Payments on syndication contracts	(705)	(851)	(2,840)	(1,830)
Equity in net (income) loss of nonconsolidated affiliate	(7)	69	166	(336)
Non-cash stock-based compensation	903	688	3,353	2,993
Gain on debt extinguishment	(9,813)	—	(9,813)	—
Change in fair value of interest rate swap agreements	8,001	10,200	11,648	17,667
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	7,508	3,098	11,156	(4,015)
Decrease in prepaid expenses and other assets	903	1,327	803	84
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,860)	120	(6,065)	(938)
Effect of discontinued operations	957	75,039	(1,273)	86,579

Cash flows from operating activities	$11,199	$22,880	$44,218	$63,265

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Loss

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income. A reconciliation of this non-GAAP measure to net income for each of the periods presented is as follows:

	Three-Month Period Ended December 31,		Twelve-Month Period Ended December 31,
	2008	2007	2008	2007
Consolidated adjusted EBITDA (1)	$13,948	$22,283	$74,104	$91,779
Net interest expense (1)	6,787	6,965	29,093	26,526
Cash paid for income taxes	171	(569)	1,566	542
Capital expenditures (2)	3,458	2,823	16,873	14,328

Free cash flow (1)	3,532	13,064	26,572	50,383
Capital expenditures (2)	3,458	2,823	16,873	14,328
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	(8,156)	(10,301)	(12,106)	(18,070)
Non-cash income tax benefit	34,709	26,726	112,271	18,589
Gain on debt extinguishment	9,813	—	9,813	—
Amortization of syndication contracts	(628)	(720)	(2,883)	(1,798)
Payments on syndication contracts	705	851	2,840	1,830
Non-cash stock-based compensation included in direct operating expenses	(171)	(75)	(633)	(431)
Non-cash stock-based compensation included in selling, general and administrative expenses	(215)	(143)	(794)	(678)
Non-cash stock-based compensation included in corporate expenses	(517)	(470)	(1,926)	(1,884)
Depreciation and amortization	(6,227)	(5,572)	(23,412)	(22,565)
Impairment charge	(170,436)	—	(610,456)	—
Equity in net income (loss) of nonconsolidated affiliates	7	(69)	(166)	336
Loss from discontinued operations	(2,357)	(73,165)	(3,930)	(83,157)

Net loss	$(136,483)	$(47,051)	$(487,937)	$(43,117)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.